SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 20, 2003

ORCHID BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30267	22-3392819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 750–2200

Item 5. Other Events.

      On March 20, 2003, in accordance with NASD Marketplace Rule 4350(i)(2), Orchid BioSciences, Inc. (the “Company”) mailed to its shareholders a notice (the “Notice”) that it had requested and received from Nasdaq a “financial viability” exception to the shareholder approval requirements of Marketplace Rule 4350(i)(1)(D). Nasdaq granted the exception with respect to the proposed sale by the Company of up to $16 million in Series A Preferred Stock and Warrants. In accordance with the terms of Marketplace Rule 4350(i)(2) the closing of the financing can occur no earlier than ten days after the mailing of the Notice. Accordingly, the closing is expected to occur on March 31, 2003. The information contained in the Notice is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

      In addition, on March 20, 2003, the Company publicly disseminated a press release announcing that it had requested and received the financial viability exception from Nasdaq in connection with the proposed financing. The information contained in the press release is incorporated herein by reference and is filed as Exhibit 99.2 hereto.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Notice, dated March 20, 2003, mailed to the Company’s shareholders.

99.2	Press release, dated March 20, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHID BIOSCIENCES, INC.
(Registrant)

Date: March 21, 2003	By: /s/ Andrew P. Savadelis
Name: Andrew P. Savadelis
Title: Sr. Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice, dated March 20, 2003, mailed to the Company’s shareholders.
99.2	Press release, dated March 20, 2003.